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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                  APRIL 2, 1998
                             Date of Report (Date of
                            earliest event reported)



                            MEMBERWORKS INCORPORATED
             (Exact name of registrant as specified in its charter)



    DELAWARE                             0-21527                  06-1276882
(State of Incorporation)        (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)


680 Washington Blvd.; Suite 1100;
Stamford, Connecticut                                         06901
(Address of principal executive
offices)                                                   (Zip Code)



                                 (203) 324-7635
                         (Registrant's telephone number,
                              including area code)
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                            MEMBERWORKS INCORPORATED


Item 2.  Acquisition or disposition of assets.

On April 2, 1998, pursuant to an Agreement and Plan of Reorganization dated as of March 4, 1998, as amended by the First Amendment thereto dated March 10, 1998 (the "Coverdell Reorganization Agreement"), MemberWorks Incorporated, (the "Registrant"), a Delaware Corporation, consummated a merger (the "Coverdell Merger") whereby MW Acquisition Corp., a Georgia corporation and wholly owned subsidiary of the Registrant ("Coverdell Merger Sub"), was merged with and into Coverdell & Company, Inc., a Georgia corporation ("Coverdell"), with Coverdell surviving the Coverdell Merger as a wholly owned subsidiary of the Registrant. Coverdell is a privately-held direct marketer of life, accident and health insurance products to customers of banks, financial institutions and other organizations.

In the Coverdell Merger, which has been accounted for as a purchase for accounting purposes, 732,011 shares of the common stock of Coverdell ("Coverdell Common Stock"), $0.01 par value, issued and outstanding immediately prior to the effective time of the Coverdell Merger (the "Coverdell Effective Time") were exchanged for (i) $3,000,442 in cash, financed with the Registrant's internal cash; and (ii) 447,728 shares of common stock of the Registrant (having an aggregate market value of approximately $13,599,738 based on the closing price of the Registrant's common stock on April 1, 1998 as quoted on the NASDAQ National Market, of which 12,880 shares are restricted). In addition, each option to purchase shares of Coverdell Common Stock outstanding immediately prior to the Coverdell Effective Time was canceled and, in lieu thereof, the Registrant has issued to each holder of each such canceled option a substitute option to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under the canceled option, the same number of shares of Registrant Common Stock as the holder of each such option would have been entitled to receive in the Coverdell Merger had such holder exercised such canceled option in full immediately prior to the Coverdell Effective Time.

The consideration received by holders of Coverdell Common Stock in the Coverdell Merger and the other material terms of the Coverdell Reorganization Agreement and related transaction documents were determined by arms'-length negotiation between the Registrant and Coverdell.

Item 7. Financial statements and exhibits.

(a)  Financial Statements.

As of the date of filing this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after April 17, 1998.

(b)  Pro Forma Financial Information.

As of the date of filing this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after April 17, 1998.

(c)  Exhibits.

2.1 Agreement and Plan of Reorganization By and Among MemberWorks Incorporated, MW Acquisition Corp., Coverdell & Company, Inc. and Certain Stockholders of Coverdell & Company, Inc. Dated as of March 4, 1998.

2.2 First Amendment to Agreement and Plan of Reorganization By and Among MemberWorks Incorporated, MW Acquisition Corp., Coverdell & Company, Inc. and Certain Stockholders of Coverdell & Company, Inc. Dated as of March 10, 1998.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                MEMBERWORKS INCORPORATED
                                (Registrant)


Date: April 17, 1998            By:/s/ James B. Duffy
                                   -------------------
                                   James B. Duffy, Senior Vice President and
                                   Chief Financial Officer (Principal
                                   Financial and Accounting Officer)
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                                  Exhibit Index
                                  -------------





Exhibit No.                         Description
-----------             --------------------------------------
Exhibit 2.1             Agreement and Plan of Reorganization By and Among
                        MemberWorks Incorporated, MW Acquisition Corp.,
                        Coverdell & Company, Inc. and Certain Stockholders of
                        Coverdell & Company, Inc. Dated as of March 4, 1998.

Exhibit 2.2 First Amendment to Agreement and Plan of Reorganization By and Among MemberWorks Incorporated, MW Acquisition Corp., Coverdell & Company, Inc. and Certain Stockholders of Coverdell & Company, Inc. Dated as of March 10, 1998.




































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